SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           OSHKOSH TRUCK CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

[Oshkosh Logo]

                            Oshkosh Truck Corporation

December 29, 1999

Dear Fellow Oshkosh Truck Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders on Monday, January 31, 2000 at 10:00 a.m. at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin.

     At the meeting, if you are a holder of Class A Common Stock, we will ask you to elect seven directors and approve an amendment to our Restated Articles of Incorporation that will increase the number of shares of Common Stock that the Company will be authorized to issue.

     At the meeting, if you are a holder of Common Stock, we will ask you to elect two directors and approve an amendment to our Restated Articles of Incorporation that will increase the number of shares of Common Stock that the Company will be authorized to issue.

     We also will review the progress of the Company during the past year and answer your questions.

     This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting. It also provides information about the Company that you should consider when you vote your shares.

     This year's Proxy Statement is written in a new, simplified format. We hope that you like the new format. We welcome any comments on it that you may have.

     It is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered by completing and mailing the enclosed proxy card(s) in the return envelope. A white proxy card is enclosed for holders of Class A Common Stock. A green proxy card is enclosed for holders of Common Stock.

Sincerely,



Robert G. Bohn                         Timothy M. Dempsey
President and Chief Executive Officer  Executive Vice President, General Counsel
                                       and Secretary

[Oshkosh Logo]

                            Oshkosh Truck Corporation


December 29, 1999


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The 2000 Annual Meeting of Shareholders of Oshkosh Truck Corporation will be held in the Vette Theater of the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin 54903, on Monday, January 31, 2000 at 10:00 a.m., for the following purposes:

     1.   To elect the Board of Directors;

     2. To approve an amendment to the Company's Articles of Incorporation that will increase the number of shares of Common Stock that the Company is authorized to issue from 18,000,000 to 60,000,000;

     3. To consider and act upon such other business as may properly come before the meeting.

     Shareholders of record at the close of business on December 16, 1999 are entitled to vote at the Annual Meeting. A copy of the Annual Report of the Company for the fiscal year ended September 30, 1999 and a Proxy Statement accompany this Notice.

     Please complete and mail the enclosed proxy card(s) to us in the return envelope that we have provided. No postage is required if mailed in the U.S. Mailing us your proxy card will not limit your right to vote in person or to attend the Meeting.

                                     By order of the Board of Directors,


                                     Timothy M. Dempsey
                                     Executive Vice President, General Counsel
                                        and Secretary
                                     Oshkosh Truck Corporation
                                     2307 Oregon Street
                                     Oshkosh, WI  54903-2566

                                TABLE OF CONTENTS


VOTING PROCEDURES..............................................................1

GOVERNANCE OF THE COMPANY......................................................3
   The Board of Directors......................................................3
   Committees of the Board of Directors........................................4
   Compensation of Directors...................................................5

STOCK OWNERSHIP................................................................6
   Stock Ownership of Directors, Executive Officers and Other
     Large Shareholders........................................................6
   Compliance with Section 16(a) Beneficial Ownership Reporting................7

STOCK PRICE PERFORMANCE GRAPH..................................................8

EXECUTIVE COMPENSATION.........................................................8
   Summary Compensation Table..................................................8
   Stock Options...............................................................9
   Pension Plans..............................................................11
   Executive Employment and Severance Agreements and Other Agreements.........12
   Report of the Human Resources Committee....................................13

PROPOSALS REQUIRING YOUR VOTE.................................................16
   Proposal 1.................................................................16
   Proposal 2.................................................................16

SELECTION OF INDEPENDENT AUDITORS.............................................18

OTHER MATTERS.................................................................18

COST OF SOLICITATION..........................................................18

                                 PROXY STATEMENT

     Oshkosh Truck Corporation (referred to in this Proxy Statement as "we" or "the Company") is sending out this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2000 Annual Meeting of Shareholders.

     We are mailing this Proxy Statement, proxy card(s) and the 1999 Annual Report of Oshkosh Truck Corporation to shareholders beginning December 29, 1999. Although the Annual Report is being mailed with the Proxy Statement, it is not a part of the proxy soliciting material.

VOTING PROCEDURES

Who Can Vote

     The Company has two classes of voting stock: Class A Common Stock and Common Stock. If you were the record owner of shares of either class of stock on December 16, 1999, the record date for voting at the Annual Meeting, then you are entitled to vote at the Annual Meeting. On the record date, 425,982 shares of Class A Common Stock were entitled to vote and 16,201,173 shares of Common Stock were entitled to vote.

Determining the Number of Votes You Have

     Your proxy card(s) indicates the number of shares of each class of stock that you own. Each share of Class A Common Stock and each share of Common Stock has one vote. The proxy card for Class A Common Stock is white. The proxy card for Common Stock is green.

How to Vote

     You can vote your shares in two ways: either by using the enclosed proxy card(s) or by voting in person at the Annual Meeting by written ballot. Each of these procedures is more fully explained below. Even if you plan to attend the Annual Meeting, the Board of Directors recommends that you vote by proxy.

Voting by Proxy

     To vote your shares by proxy, complete and return the enclosed proxy card(s) to us before the Annual Meeting. We will vote your shares as you direct on your proxy card. You can specify on your card whether your shares should be voted for all, some or none of the nominees for director listed on the card. You also can vote your approval or disapproval on the other proposals on which your shares may be voted. Finally, you can abstain from any vote.

     If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of our nominees for director and in favor of the proposed amendment to our Restated Articles of Incorporation. If any other matters are properly presented at the Annual Meeting for consideration, then the Company officers named on your proxy card will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be presented at the Annual Meeting.

Voting at the Annual Meeting

     Written ballots will be available from the Company's Secretary at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, then you must obtain a proxy, executed in your favor, from the holder of record in order for you to vote your shares at the Meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Meeting, then there is no need to vote again unless you wish to change your vote.

Revocation of Proxies

     You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can deliver a valid proxy with a later date; (2) you can notify the Company's Secretary in writing at the address on the Notice that you have revoked your proxy; or (3) you can vote in person by written ballot at the Meeting.

Quorum

     To carry on the business of the Annual Meeting, a minimum number of shares of both classes of common stock, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding stock of each class of our common stock. This majority may be present in person or by proxy. Abstentions and "broker non-votes" (when a broker does not have authority to vote on a specific proposal) are counted as present in determining whether or not there is a quorum.

Required Vote

     Proposal 1: Election of Directors. The two nominees for Common Stock directors who receive the most votes of all votes cast for Common Stock directors will be elected. The seven nominees for Class A Common Stock directors who receive the most votes of all votes cast for Class A Common Stock directors will be elected. This ratio and classification of director nominees is required by the Company's Restated Articles of Incorporation, which provide that holders of shares of Common Stock have the right to elect as a class 25% of the entire Board of Directors of the Company. If you do not vote for a particular nominee, or if you indicate that you want to withhold authority to vote for a particular nominee on your proxy card, then your vote will not count for or against the nominee. "Broker non-votes" also will not count for or against nominees.

     If any director nominee decides that he or she does not want to stand for this election, the persons named as proxies in your Proxy Card will vote for substitute nominees. At the time this Proxy Statement was printed, we knew of no nominee who did not intend to stand for election.

     Proposal 2: Amendment of our Restated Articles of Incorporation. The Company does not believe that applicable law or our Restated Articles of Incorporation require the holders of outstanding shares of Common Stock to approve the amendment to our Restated Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue. However, as approved by the Board of Directors, the affirmative vote of a majority of the outstanding shares of Class A Common Stock and the affirmative vote of a majority of the outstanding shares of Common Stock are required to approve that amendment. Abstentions and "broker non-votes" will have the same effect as votes against the amendment to our Restated Articles of Incorporation.

Voting by Employees Participating in the Oshkosh Truck Employee Stock Purchase Plan

     If you are an employee of the Company or one of its subsidiaries and participate in the Company's Employee Stock Purchase Plan, the trust company for the Plan will send you a voting instruction card prior to the Annual Meeting. This card will indicate the aggregate number of shares of Common Stock credited to your account under the Plan as of December 16, 1999, the record date for voting at the Meeting.

     If you sign and return the card on time, the trust company will vote the shares as you have directed.

GOVERNANCE OF THE COMPANY

The Board of Directors

     The Board of Directors oversees the business, assets, affairs and performance of the Company. Currently, the Board has nine directors. Eight of the directors are not employees of the Company, although Messrs. J.P. Mosling, Jr. and S.P. Mosling were employees and officers of the Company until their retirement in 1994. Mr. Bohn, who is the President and Chief Executive Officer of the Company, also is a director.

     The Board of Directors met 7 times during 1999. All directors attended at least 90%, and on average 98%, of the meetings of the Board and the committees on which they served in 1999.

     The name, age, principal occupation and length of service of each nominee director, together with certain other biographical information, is set forth below.

Nominees for Holders of Class A Common Stock

         Name                    Age      Office, if any, Held in Company
         ----                    ---      -------------------------------

J. William Andersen              61
Robert G. Bohn                   46       President and Chief Executive Officer
Gen. Frederick M. Franks, Jr.    63
         (Ret. U.S. Army)
Michael W. Grebe                 59
Kathleen J. Hempel               49
Stephen P. Mosling               53
J. Peter Mosling, Jr.            55

Nominees for Holders of Common Stock

         Name                    Age      Office, if any, Held in Company
         ----                    ---      -------------------------------

Daniel T. Carroll                73
Richard G. Sim                   55

     J. WILLIAM ANDERSEN - Mr. Andersen has served as a Director of the Company since 1976 and had been the Executive Director of Development, University of Wisconsin-Oshkosh from 1980 through his retirement in 1994.

     ROBERT G. BOHN - Mr. Bohn joined the Company in 1992 as Vice President-Operations. He was appointed President and Chief Operating Officer in 1994. He was appointed President and Chief Executive Officer in October 1997. Prior to joining the Company, Mr. Bohn was Director-European Operations for Johnson Controls, Inc., Milwaukee, Wisconsin, which manufactures, among other things, automotive products. He worked for Johnson Controls from 1984 until 1992. He was elected a Director of the Company in June 1995. He is a director of Graco, Inc.

     DANIEL T. CARROLL - Mr. Carroll has served as Director of the Company since 1991. In October 1997 he was elected chairman of its Board of Directors. He is Chairman of The Carroll Group, a management consulting firm located in Avon, Colorado. Mr. Carroll is also a director of Wolverine World Wide, Incorporated; Comshare, Inc.; Aon Corp.; A.M. Castle & Company; American Woodmark Corporation; and Woodhead Industries, Inc.

     GEN. FREDERICK M. FRANKS, JR. (RET. U.S. ARMY) - Gen. Franks has served as a Director of the Company since 1997. He was the Commander of the U.S. Army Training and Doctrine Command from 1991 to 1994 and commanded the U.S. Army VII Corps during Operation Desert Storm. He retired from the Army in 1994.

     MICHAEL W. GREBE - Mr. Grebe has served as a Director of the Company since 1990. He has been a partner in the law firm of Foley & Lardner in Milwaukee since 1977. The Company retained Mr. Grebe's firm for legal services in 1999 and will similarly do so in 2000.

     KATHLEEN J. HEMPEL - Ms. Hempel has served as a Director of the Company since 1997. She was Vice Chairman and Chief Financial Officer of Fort Howard Corporation, Green Bay, Wisconsin, which manufactured paper and paper products, from 1992 until its merger into Fort James Corporation in 1997. She is a director of A.O. Smith Corporation and Whirlpool Corporation.

     J. PETER MOSLING, JR. - Mr. Mosling has served as a Director of the Company since 1976, having joined the Company in 1969. He had served in various senior executive capacities since joining the Company through his retirement in 1994.

     STEPHEN P. MOSLING - Mr. Mosling has served as a Director of the Company since 1976, having joined the Company in 1971. He had served in various senior executive capacities since joining the Company through his retirement in 1994.

     RICHARD  G. SIM - Mr. Sim has served as a  Director  of the  Company  since
1997. He is Chairman and Chief Executive Officer of Applied Power, Inc., Waukesha, Wisconsin, which manufactures hydraulic equipment and electronic enclosure systems. He is a member of its Board of Directors. He also is a director of Ipsco, Inc.

     Stephen P. Mosling and J. Peter Mosling, Jr. are brothers. Other than as noted, none of the Company's Directors or executive officers has any family relationship with any other Director or executive officer.

Committees of the Board of Directors

     The Board of Directors has four standing committees: the Audit Committee, the Executive Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these committees are set forth below,

Committee Membership (*Indicates Chair)

Audit Committee                             Governance Committee
---------------                             --------------------
J. William Andersen                         Daniel T. Carroll
Daniel T. Carroll                           Michael W. Grebe*
Michael W. Grebe                            Gen. Frederick M. Franks, Jr.
Richard G. Sim*                             J. Peter Mosling, Jr.
J. Peter Mosling, Jr.

Executive Committee                         Human Resources Committee
-------------------                         -------------------------
Robert G. Bohn                              J. William Andersen
Daniel T. Carroll*                          Gen. Frederick M. Franks, Jr.
J. Peter Mosling, Jr.                       Kathleen J. Hempel*
Stephen P. Mosling

Audit Committee

     The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. The Audit Committee recommends the appointment of the Company's independent auditors and oversees the activities of the Company's internal audit function, which currently is provided under contract by Arthur Andersen LLP. The Audit Committee has a charter that specifies its responsibilities and the Committee believes it fulfills its charter. All members of the Audit Committee are non-employee directors.

     The Audit Committee met three times during 1999. To ensure independence, the Company's independent public accountants, internal auditors and general counsel meet with the Audit Committee with and without representatives of management present.

Executive Committee

     The Executive Committee oversees corporate policies, reviews management proposals and makes recommendations about them to the Board of Directors, and exercises certain delegated powers and authority in the interim between meetings of the Board of Directors. The Executive Committee met seven times during 1999. With the exception of Robert G. Bohn, all members of the Executive Committee are non-employee directors.

Governance Committee

     The Governance Committee recommends nominees for the Board of Directors and reviews the performance of the Board of Directors. It also makes recommendations to the Board of Directors regarding Board and committee structure, including committee charters, and corporate governance. The Governance Committee met one time during 1999. All members of the Governance Committee are non-employee directors.

Human Resources Committee

     The Human Resources Committee oversees the organizational, personnel, compensation and benefits policies and practices of the Company. It reviews the compensation of executive officers and recommends to the Board their compensation. It also administers the 1990 Incentive Stock Plan, executive incentive compensation and other executive benefit plans. The Human Resources Committee met three times in 1999. All members of the Human Resources Committee are non-employee directors.

Compensation of Directors

     In 1999 each non-employee director received the following compensation:

     Annual Fee                           $20,000
     Board and Committee Meeting Fees     $1,000
     Audit, Governance, and Human         $3,000
      Resources Committee Chairperson
      Fees
     Stock Options Grant                  Options to purchase 3,000 shares of
                                          Common  Stock, which vest in three
                                          equal installments of 666 2/3 shares
                                          annually, beginning one year after
                                          the grant date.
     Expenses                             Reimbursements of travel and related
                                          expenses incurred in attending
                                          meetings.

     Mr. Bohn did not receive any compensation or fees for serving on the Board of Directors or any Board Committee.

     In addition to fees for service as a Director in 1999, Mr. Carroll received $145,000 for service as Chairman of the Board and Chairman of the Executive Committee.

STOCK OWNERSHIP

     At the close of business on December 16, 1999, there were 425,982 shares of Class A Common Stock and 16,201,173 shares of Common Stock outstanding and entitled to vote.

Stock Ownership of Directors, Executive Officers and Other Large Shareholders

     The following table shows the "beneficial" ownership of Class A Common Stock and Common Stock of each director, each Named Officer appearing in the Summary Compensation Table on page 9, each other shareholder owning more than 5% of either class of our outstanding common stock and the directors and executive officers (including the Named Officers) as a group.

     "Beneficial Ownership" means more than "ownership" as that term commonly is used. For example, a person "beneficially" owns stock if he or she owns it in his or her name, or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after November 30, 1999 as, for example, through the exercise of a stock option.

     Information about Common Stock ownership is as of November 30, 1999. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

                                                                      Class A                       Common
                                                                 --------------------          ----------------------
                                                                             Percent of                      Percent of
                                                                   Shares       Class            Shares        Class
                                                                   ------    ----------          ------      ----------
J. William Andersen (3)(4)                                               0        *                  7,085       *
Robert G. Bohn (3)(7)                                                    0        *                 90,832       *
Daniel T. Carroll (3)                                                    0        *                  8,000       *
Timothy M. Dempsey (3)(5)(7)                                         2,970        *                 79,742       *
Gen. Frederick M. Franks, Jr. (Ret. U.S. Army)(3)(6)                     0        *                  1,300       *
Michael W. Grebe (3)                                                     0        *                  7,500       *
Kathleen J. Hempel                                                       0        *                  2,500       *
Paul C. Hollowell (3)(7)                                                 0        *                 66,196       *
Daniel J. Lanzdorf (3)                                                   0        *               23,836.7       *
J. Peter Mosling, Jr. (2)(3)                                       179,719     42.19%              290,158     1.79%
Stephen P. Mosling (1)(2)(3)                                       181,338     42.57%              601,241     3.71%
Richard G. Sim(3)                                                        0        *                  3,000       *
Charles L. Szews (3)(7)                                                  0        *                 49,971       *
All Directors and executive officers as a                          364,027     85.55%          1,323,922.7     8.01%
   group (15 persons)(3)
Lord, Abbett & Co. (8)                                                   0        *              1,071,727     6.62%
Sanford C. Bernstein & Co., Inc. (9)                                     0        *              1,143,000     7.06%

------------------

*The amount shown is less than 1% of the outstanding shares of such class.


     (1) Amount shown includes 237,928 shares of Common Stock held by Mr. Mosling as trustee of a trust for benefit of a related party.

     (2) J. Peter Mosling, Jr. and Stephen P. Mosling are parties to an agreement relating to Class A Common Stock. Under the agreement, Messrs. Mosling each have agreed with the Company that, in the event of their deaths or earlier incapacities, together their shares of Class A Common Stock then will be exchanged for a like number of shares of Common Stock. Were that to occur, a consequence would be the automatic conversion, pursuant to the Company's articles of incorporation as restated and amended at the 1997 Annual Shareholders meeting, of all outstanding shares of Class A Common Stock on a share for share basis for shares of Common Stock.

     (3) Amounts shown include 6,500 shares of Common Stock for J. Peter Mosling, Jr., 6,500 shares of Common Stock for Stephen P. Mosling, 77,750 shares of Common Stock for Robert G. Bohn, 51,500 shares of Common Stock for Paul C. Hollowell, 21,500 shares of Common Stock for Timothy M. Dempsey, 38,250 shares of Common Stock for Charles L. Szews, 23,750 shares of Common Stock for Daniel
J. Lanzdorf, 1,500 shares of Common Stock for J. William Andersen, 6,500 shares of Common Stock for Daniel T. Carroll, 6,500 shares of Common Stock for Michael
W. Grebe, 1,000 shares of Common Stock for Gen. Frederick M. Franks, Jr., 1,000 shares of Common Stock for Kathleen M. Hempel, 1,000 shares of Common Stock for Richard G. Sim, and 327,126 shares of Common Stock for Directors and executive officers as a group represented by stock options exercisable within 60 days of November 30, 1999.

     (4) Amounts shown do not include 135 shares of Class A Common Stock owned by Dulce W. Andersen, Mr. Andersen's wife, as to which he disclaims beneficial ownership.

     (5) Amounts shown do not include 1,687 shares of Common Stock held by Linda
D. Dempsey, Mr. Dempsey's wife, as to which he disclaims beneficial ownership, but does include 10,755 shares of Common Stock held by Mr. Dempsey as trustee of trusts for unrelated parties.

     (6) Amount shown includes 300 shares of Common Stock as to which ownership is shared with Denise Franks, General Frank's wife.

     (7) Amounts shown include restricted shares of Common Stock awarded as of October 31, 1997 as 1997 bonus compensation. Restrictions are against resale, and are eliminated ratably after one, two and three years. Adjusted for the 3-for-2 split of our Common Stock effected on August 19, 1999 the awards were, respectively: for Mr. Bohn, 13,081.5 shares, for Messrs. Hollowell and Szews, 8,721 shares and for Mr. Dempsey, 7,326 shares.

     (8) Amount shown is as described in Schedule 13G filing with the Securities and Exchange Commission on February 12, 1999 adjusted for the stock split in the form of a 50% stock dividend paid on August 19, 1999. Percent of class shown is without inclusion of options exercisable as depicted in footnote (3) above. Lord, Abbett & Co. is located at 767 Fifth Avenue, New York, New York 10153-0203, and manages investment accounts.

     (9) Amount shown is as described on Schedule 13G filing with the Securities and Exchange Commission on February 8, 1999 adjusted for the stock split in the form of a 50% stock dividend paid on August 19, 1999. Percent of class shown is without inclusion of options exercisable as depicted in footnote (3), above. Sanford C. Bernstein & Co., Inc. is located at One State Street Plaza, New York, New York 10004-1545, and manages investment accounts.


Compliance with Section 16(a) Beneficial Ownership Reporting

     The Securities and Exchange Act of 1934 requires the Company's directors, executive officers and any persons owning more than 10% of a class of the Company's stock to file reports with the SEC regarding their ownership of the Company's stock and any changes in such ownership. Based upon our review of copies of these reports and certifications given to us by such persons, we believe that the executive officers and directors of the Company have complied with their filing requirements for 1999, except that Mr. Andersen inadvertently did not file a Form 4 with respect to the exercise of options for 2,000 shares of Common Stock.

STOCK PRICE PERFORMANCE GRAPH

     The graph and table that follow compare cumulative total shareholder returns on our Common Stock against the cumulative total return of the stocks of: (1) the companies on the NASDAQ Market Index; and (2) the companies currently in the "Media General Financial Services" Standard Industry Classification Code 371 Index (motor vehicles and equipment) (the "SIC Code 371 Index").

     The comparisons assume that $100 was invested on September 30, 1994 in each of: our Common Stock, the NASDAQ Market Index, and the SIC Code 371 Index. The total return assumes reinvestment of dividends. The 1999 return is based on closing prices per share on September 30, 1999. On that date, the closing price for our Common Stock was $26.625.

Comparison of 5 Year Stock Returns

                            Oshkosh Truck Corporation

                               [GRAPHIC OMITTED]

                          ------------------------------------------------------
                             1994      1995     1996    1997      1998     1999
--------------------------------------------------------------------------------
Oshkosh Truck Corporation  $100.00   $146.26  $111.68  $172.12  $265.46  $429.55
--------------------------------------------------------------------------------
NASDAQ Market Index        $100.00   $121.41  $141.75  $192.67  $200.23  $323.92
--------------------------------------------------------------------------------
SIC Code 371 Index         $100.00   $101.14  $113.91  $141.94  $128.27  $163.94
--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Officers") for 1999, 1998 and 1997.

                                               SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------
                                                   ANNUAL COMPENSATION
-------------------------------------------------------------------------------------------------------------------------------
                                                                                            Long-Term
                                                                                           Compensation
                                                                        Other Annual          Awards             All Other
 Name and Principal                         Salary        Bonus         Compensation      Stock Options         Compensation
      Position                   Year         ($)          ($)               ($)              (#)(1)               ($)(2)
-------------------------------------------------------------------------------------------------------------------------------
Robert G. Bohn                   1999       500,000      600,000                  -            50,000               2,400
   President and Chief           1998       385,000      385,000                  -           123,750               2,400
   Executive Officer             1997       300,000      143,897            117,700                 -               2,206
-------------------------------------------------------------------------------------------------------------------------------
Charles L. Szews                 1999       257,000      205,600                  -            20,000               2,400
   Executive Vice                1998       230,000      204,100                  -            57,750               2,063
   President and Chief           1997       200,000       95,931             78,494                 -              24,639
   Financial Officer
-------------------------------------------------------------------------------------------------------------------------------
Timothy M. Dempsey               1999       239,000      191,200                  -            10,000               2,583
   Executive Vice                1998       230,000      154,100                  -            49,500               2,115
   President, General            1997       190,000       80,586             65,935                 -               1,018
   Counsel and
   Secretary
-------------------------------------------------------------------------------------------------------------------------------
Paul C. Hollowell                1999       215,000      172,000                  -            10,000               2,400
   Executive Vice                1998       210,000      140,700                  -            49,500               6,383
   President and                 1997       200,000       95,931             78,494                 -               1,716
   President, Defense
-------------------------------------------------------------------------------------------------------------------------------
Daniel J. Lanzdorf               1999       210,000      168,000                  -            16,000              33,859
   Executive Vice                1998       165,000      110,550                  -            38,250              26,713
   President, and                1997       110,250       31,642                  -                 -                 848
   President, McNeilus
   Companies, Inc.
-------------------------------------------------------------------------------------------------------------------------------

----------------------

     (1) Reflects adjustments for the 3-for-2 split of our Common Stock effected on August 19, 1999.

     (2) For all named executive  officers,  the amounts  reflected for 1999 consist of Company  matching  contributions under the Oshkosh Truck  Corporation Tax Deferred  Investment  Plan, which is a savings plan under Section 401(k) of the
Internal Revenue Code.


Stock Options

     The Company has in effect the Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended (the "1990 Plan"). The following table shows information about stock options granted under the 1990 Plan to the Named Officers in 1999.

                                           Option Grants in 1999 Fiscal Year

                                                                                             Potential Realizable Value
                                                                                              at Assumed Annual Rates
                                   Individual Grants                                         of Stock Price Appreciation
                                                                                             for Ten-Year Grant Term(2)
--------------------------------------------------------------------------------------------------------------------------
                                              Percent of
                                            Total Options     Exercise                        At 5%           At 10%
                               Options       Granted to       or Base                         Annual          Annual
                               Granted       Employees in      Price        Expiration        Growth        Growth Rate
        Name                    (#)(1)       Fiscal Year      ($/Share)       Date            Rate ($)          ($)
--------------------------------------------------------------------------------------------------------------------------
Robert G. Bohn                  50,000          23.75%         30.500       10/20/09           959,064        2,430,457
Charles L. Szews                20,000           9.50%         30.500       10/20/09           383,626          972,183
Timothy M. Dempsey              10,000           4.75%         30.500       10/20/09           191,813          486,091
Paul C. Hollowell               10,000           4.75%         30.500       10/20/09           191,813          486,091
Daniel J. Lanzdorf              16,000           7.60%         30.500       10/20/09           306,901          777,746

----------------------

     (1) The options reflected in the table (which are non-qualified  options for purposes of the Internal Revenue Code) vest ratably over the three-year period from the date of grant.

     (2) This  presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had  appreciated at the compounded  annual rate indicated
in each column.  The assumed rates of  appreciation  of 5% and 10% are prescribed by the rules of the Securities and Exchange
Commission  regarding  disclosure of executive  compensation.  The assumed annual rates of  appreciation  are not intended to forecast possible future appreciation, if any, with respect to the price of our Common Stock.


     The following table sets forth information about exercises of stock options by Named Officers in 1999, and the number and value of unexercised stock options they held as of September 30, 1999.

                                         Option Exercises in Last Fiscal Year
                                           and Fiscal Year-End Option Values

                                 Shares                           Number of Unexercised          Value of Unexercised
                                Acquired                          Options at Fiscal Year-       Options at Fiscal Year-
                                   on           Value                  End (#)(1)                     End ($)(2)
                                Exercise       Realized         -------------------------------------------------------------
                                   ($)            ($)           Exercisable   Unexercisable   Exercisable    Unexercisable
                              -----------------------------------------------------------------------------------------------
Robert G. Bohn                   68,250       1,156,500           65,250         132,500        958,385       1,086,771
Charles L. Szews                   0              0               32,000          58,500        462,833         505,979
Timothy M. Dempsey               13,500        387,965            16,500          43,000        217,354         434,708
Paul C. Hollowell                33,375        782,815            46,500          43,000        771,104         434,708
Daniel J. Lanzdorf                 0              0               22,500          41,500        344,292         318,771

-------------------

     (1) Reflects adjustments for the 3-for-2 split of our Common Stock effected on August 19, 1999.

     (2) The dollar values are  calculated by  determining  the  difference  between the fair market value of the  underlying
Common Stock and the exercise price of the options at fiscal year-end.

Pension Plans

     The following table shows at different levels of compensation and years of credited service the estimated annual benefits payable as a straight life annuity to a covered participation, assuming retirement at age 65, under the Oshkosh Truck Corporation Retirement Plan (the "Pension Plan") as presently in effect.

  Average Annual                  Annual Retirement Benefits for
  Compensation in                  Employees Retiring at Age 65
Highest 5 Consecutive _________________________________________________________
  Calendar Years                        Years of Service
 Completed Before     _________________________________________________________
   Retirement            5       10        15        20        25       30+
-------------------------------------------------------------------------------
    $100,000           $8,333   $16,667   $25,000   $33,333   $41,667  $50,000
     110,000            9,167    18,333    27,500    36,667    45,833   55,000
     120,000           10,000    20,000    30,000    40,000    50,000   60,000
     130,000           10,833    21,667    32,500    43,333    54,167   65,000
     140,000           11,667    23,333    35,000    46,667    58,333   70,000
     150,000           12,500    25,000    37,500    50,000    62,500   75,000
     160,000+          13,333    26,667    40,000    53,333    66,667   80,000

-------------------

     (1) The annual benefits shown on the table are based on final average compensation listed in the appropriate compensation row and years of service listed in the appropriate column. The amounts shown here are subject to a reduction equal to 45% of the Primary Social Security Benefit payable at age 65, reduced by 1/30th for each year of service less than 30.

     (2) As of March 1, 1994 for this plan, IRS regulations lowered the amount of compensation allowed to be includable in benefit calculations from $235,840 to $150,000. As of March 1, 1997 this amount was increased to $160,000. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered.

     Under the Pension Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of primary social security, reduced by 1/30th for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of earnings (excluding bonuses and subject to a maximum of $160,000 per calendar year) prior to the participant's normal retirement age or other date of termination. One thousand hours constitute a year of service. An employee who has reached the age of 55 with a minimum of 5 years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The spouse of an employee who would have been eligible for early retirement at death, and married at least one year, is entitled to a monthly benefit equivalent to 50% of the amount of the actuarially equivalent joint and survivor annuity which would have been payable to a participant as of the participant's normal retirement age.

     Compensation covered by the Pension Plan for the Named Officers generally corresponds with the base salary for each such individual, subject to the annual maximum. As of September 30, 1999, years of participating service under the pension plan were 7.5 years for Mr. Bohn, 3.5 years for Mr. Szews, 4.0 years for Mr. Dempsey, 8.5 years for Mr. Hollowell, and 19.8 years for Mr. Lanzdorf.

     The following table shows at different levels of compensation and years of credited service the estimated annual benefits payable as a straight life annuity to Mr. Bohn, assuming retirement at age 65, pursuant to the supplemental retirement benefit provision contained in Mr. Bohn's employment agreement with the Company (the "Supplemental Retirement Benefit"):

    Average Annual                        Years of Service
   Compensation in 3
Consecutive Calendar Years      5           10            15             18+
   Completed Before
    Retirement
--------------------------------------------------------------------------------
      $500,000               $69,450     $138,900      $208,325       $250,000
      $700,000                97,230      194,460       291,655        350,000
      $900,000               125,010      250,020       374,985        450,000
    $1,100,000               152,790      305,580       458,315        550,000
    $1,300,000               180,570      361,140       541,645        650,000

     Under the Supplemental Retirement Benefit, Mr. Bohn is entitled to receive upon retirement a monthly benefit equal to 30% of Mr. Bohn's average monthly compensation at age 55 increasing to 50% of average monthly compensation at age 62, reduced by the amount of any pension payable by the Company under the Pension Plan and subject to adjustment to the extent Mr. Bohn has not completed 18 years of employment after December 31, 1997 (the "Supplemental Retirement Benefit Amount"). Average monthly compensation is based on the average of Mr. Bohn's compensation for the three most recent years prior to Mr. Bohn's retirement or other termination. Mr. Bohn's spouse is entitled to receive 50% of the Supplemental Retirement Benefit Amount that would have been payable to Mr. Bohn in the event of Mr. Bohn's death. Compensation covered by the Supplemental Retirement Benefit for Mr. Bohn generally corresponds with the base salary and earned bonus compensation for Mr. Bohn. As of September 30, 1999, Mr. Bohn had
1.75 years of Benefit Service under the Supplemental Retirement Benefit.

Executive Employment and Severance Agreements and Other Agreements

     Except as described below, the Company does not have employment agreements with the Named Officers.

     The Company entered into an employment agreement with Mr. Bohn on October 15, 1998. Under this agreement, the Company agreed to employ Mr. Bohn as President and Chief Executive Officer of the Company until September 30, 2001. The term of this agreement has been extended automatically until September 30, 2002. The term of employment is renewed automatically for successive one-year periods after September 30, 2002, unless either party gives notice of non-renewal at least two years prior to September 30, 2002, or the end of the then current term. Mr. Bohn receives an annual base salary of not less than $500,000. Mr. Bohn also is entitled to participate in the bonus plan for senior management personnel of the Company and in stock-based compensation programs in effect for other senior executives of the Company. In addition, Mr. Bohn is entitled to a supplemental retirement benefit intended to compensate him upon retirement as more fully described above under "Pension Plan Benefit." If Mr. Bohn's employment with the Company is terminated during the term of the employment agreement by the Company without cause, or by Mr. Bohn for good reason, then the Company is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

     McNeilus Companies, Inc., entered into an employment agreement with Mr. Lanzdorf on April 24, 1998. Under this agreement the Company agreed to employ Mr. Lanzdorf as President of McNeilus Companies, Inc. until April 23, 1999. The term of this agreement has been extended until April 23, 2000. The term of employment is renewed automatically for successive one-year periods, unless either party gives notice of non-renewal at least 45 days, or the end of the then current term. Mr. Lanzdorf receives an annual base salary of not less than $200,000. Mr. Lanzdorf also is entitled to participate in the bonus plan for senior management personnel of the Company, and in stock-based compensation programs in effect for other senior executives of the Company. If Mr. Lanzdorf's employment is terminated during the term of the employment agreement without cause, or by Mr. Lanzdorf for good reason, then McNeilus Companies, Inc. is obligated to continue to pay his salary and fringe benefits for the remainder of the term as provided in the agreement.

     The Company has executive severance agreements with Messrs. Bohn, Szews, Dempsey, and Hollowell that are designed to provide each of them with reasonable compensation if any of their employment is terminated in certain defined circumstances, primarily following a change of control of the Company. The Human Resources Committee administers the severance agreements and selects the executive officers of the Company for eligibility for these agreements.

     Under the agreements, at any time within three years of a change of control of the Company (as defined in the agreements), if the employment of the executive who is a party to an agreement is terminated by the Company other than by reason of death, disability or for cause (as defined), then the executive is entitled to a termination payment and certain other benefits. In addition, if a change of control has occurred and the executive terminates his employment because of a breach of the agreement by the Company, or because of a significant, adverse change in his responsibilities, or following the first anniversary of the change of control, for any reason, then the executive is entitled to that payment and benefits. The termination payment is a cash payment equal to the sum of the annual salary of the executive in effect at the change of control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change of control, multiplied by the number of years remaining in the employment period (up to three). In no event will this sum be less than one year's annual salary and bonus.

     In addition, the agreements provide for continuation of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the termination for a period, which generally will end two years after such change in control.

     The agreements provide that if any portion of the benefits under the agreement or under any other agreement would constitute an "excess parachute payment" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), benefits are reduced so that the executive is entitled to receive $1 less than the maximum amount which he can receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code.

     In connection with their retirement as employees of the Company effective February 11, 1994, the Company entered into special retirement arrangements with Stephen P. Mosling and J. Peter Mosling, Jr., who continue to serve as Directors of the Company. Those arrangements include (i) supplemental retirement payments of $70,000 per calendar year from February 11, 1994 until age 55 (on February 11, 1999 Mr. S.P. Mosling was 53 and Mr. J.P. Mosling, Jr. was 55); (ii) supplemental retirement payments after age 55 in an amount equal to $25,000 per calendar year; and (iii) entitlement, at the Company's expense and until age 65, to the standard medical and life insurance coverage that the Company offers to salaried employees.

Report of the Human Resources Committee

     The Board of Directors and its Human Resources Committee have responsibility for executive officer compensation. The objectives of the Board and the Committee are to structure this compensation so as to align the interests of the executives and our shareholders, through the use of stock-based compensation plans, in order to generate profitable growth and increased shareholder value. In further support of these objectives the Committee links compensation to the achievement of goals and objectives for each executive that are established annually by the Committee. At the same time, the Committee endeavors to provide executive compensation that will continue to enable us to attract, retain and motivate high-quality executives.

     The Human Resources Committee, which is made up entirely of non-management directors, oversees the compensation practices of the Company. It reviews and recommends the compensation of Mr. Bohn, as President and Chief Executive Officer, subject to the approval of the other non-management directors of the Board. With respect to the other executive officers of the Company, the Committee reviews and approves their compensation, subject to ratification by the Board. In fiscal 1999 the Board did not modify or reject in any material way any recommendation of the Committee.

     The practice of the Company with respect to executive officer compensation is to place a significant part of total compensation at risk and related to the financial performance of the Company. For fiscal year 1999, the risk component of executive officer compensation was based upon sales growth and earnings performance as the Company continued to integrate the business of McNeilus Companies, Inc. For all Named Officers other than Messrs. Bohn and Lanzdorf, a target bonus of 40% of base salary was set at achievement of pre-established target levels of increases in net sales and earnings per share. Bonuses could have been increased up to a maximum of 80% of base salary upon achievement of material increases over those target levels. Bonuses also could have been reduced to a maximum of 20% of base salary in the event of material increases in net sales and per-share earnings that did not meet those target levels, but did exceed results for the prior year. For Mr. Bohn, the respective percentages of base salary for target, minimum and maximum bonus potential at those respective levels of Company performance were 60%, 20% and 120%. For Mr. Lanzdorf, the respective percentages were as for the Named Officers other than Mr. Bohn, but there also was a pre-established target level of increases in operating earnings of McNeilus Companies, Inc.

     The Company measures the competitiveness of its executive officer compensation against industrial companies of a similar revenue size. For assistance in its oversight of executive officer compensation, the Committee reviews surveys of executive compensation databases and periodically retains the services of independent consultation services. To gauge competitive practices, the Committee has sought the advice of Towers Perrin, an executive compensation consulting firm, in each of the past four years.

     The most important components of executive officer compensation at the Company are base salary, performance based annual incentives and long-term incentives, which include stock options and restricted stock grants.

Base Salary

     The Committee has established executive base salaries within the range of salaries paid to other companies' executives with similar management responsibilities based on the survey data referred to above. To determine individual annual base salary levels the Committee reviews each executive's performance and accomplishments during the prior year as well as experience and service with the Company. The Committee also takes into account overall Company performance and profitability and, where applicable, the performance of that part of the business of the Company for which an executive officer is responsible. In 1999, base salaries for executive officers, as a group, were slightly below the median of competitive salary ranges.

Annual Incentive Awards

     Executive officers are eligible for annual cash bonuses under the Company's Incentive Compensation Plan. Specific performance objectives are established annually at the time that the budget for the next fiscal year is established. For fiscal 1999, the performance measures that were established were net sales growth and an earnings goal and, for Mr. Lanzdorf, an operating earnings goal for McNeilus Companies, Inc. Generally, earnings per share growth was valued proportionately as three times more important than net sales growth.

     Each executive officer is assigned threshold, target and maximum bonus award opportunities. The Committee believes that these opportunities are competitive with respect to industrial companies of similar revenue size. In 1999, the Company exceeded its objectives to the extent that maximum bonuses were granted and paid.

Long Term Incentive Compensation

     The Company uses two kinds of long-term performance-based incentives: stock options and, occasionally, restricted stock awards. These are provided under the Company's 1990 Incentive Stock Plan. The objectives of this Plan are to encourage the long-term growth and performance of the Company, and to encourage and facilitate ownership of Company stock by those highly compensated employees for whom a personal commitment to long-term shareholders is most important.

     The Human Resources Committee grants stock options to executive officers after consideration of levels of grants for similar officers in industrial companies of a comparable revenue size and as reported in studies by independent compensation consultants. Individual grants are based upon the executive's position, level of responsibility, past contributions to the success of the Company, and the potential of each executive to contribute to the future success of the Company.

     With respect to stock options, when granted, their exercise price is equal to the last market sale on the date of grant. The options then have a ten year term. They vest in equal installments over three years. No restricted stock awards have been made since 1997.

1999 Chief Executive Officer Compensation

     The Human Resources Committee reviews and recommends the compensation of Mr. Bohn, President and Chief Executive Officer of the Company, subject to the approval of the directors of the Company other than Mr. Bohn, all of whom are non-management directors. As discussed in the Base Salary section, above, the salaries for executive officers are set within competitive ranges paid by other industrial companies. In setting Mr. Bohn's base salary for 1999, the Committee considered the competitive data available for similarly situated Chief Executive Officers; Mr. Bohn's relatively recent promotion to his office; the minimum base salary under his employment agreement with the Company; the Company's success in exceeding its 1998 earnings objectives; and Mr. Bohn's specific contributions to the success and increased value of the Company. The base salary level established for Mr. Bohn in 1999 was positioned somewhat below the median of salaries paid to Chief Executive Officers in companies with similar revenues in the executive compensation database used by the Company.

     As discussed in the Annual Incentive Awards section, above, cash bonuses are based, and paid, on successful achievement of performance measures established annually by the Committee. During 1999, these measures were an earnings per share goal and an annual sales growth objective. Having exceeded the maximum goal in both respects, Mr. Bohn was awarded a bonus of $600,000.

     Based upon his responsibilities, contributions to the success of the Company, expected contributions to the future success of the Company, and levels of grants to chief executive officers in comparatively sized industrial companies, Mr. Bohn was awarded 50,000 stock options on September 21, 1999 at an exercise price of $30.50 per share.

Code Section 162(m)

     Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000, subject to several exceptions. It is the policy of the Human Resources Committee that the Company should use its best efforts to cause any compensation paid to executives in excess of such dollar limit to qualify for such exceptions and, therefore, to continue to be deductible by the Company. In particular, the 1990 Plan is designed to permit awards which will continue to qualify for the Code's exception for "performance-based compensation."

Conclusion

     The Human Resources Committee believes that these components of the executive compensation program provide compensation for executive officers that is competitive with that offered by corporations with which the Company competes for retention of executive excellence. Further, and particularly with the incentive compensation component, the Human Resources Committee believes executive management equity incentive is better aligned with interests of the shareholders and these incentives will motivate executives for the longer term challenges with which the Company is faced.

                            HUMAN RESOURCES COMMITTEE

                            Kathleen J. Hempel, Chair
                               J. William Andersen
                          Gen. Frederick M. Franks, Jr.

PROPOSALS REQUIRING YOUR VOTE

     The following proposals will be presented at the meeting for your vote. Space is provided on the accompanying proxy card(s) to approve, disapprove (only for proposal 2) or abstain from voting on each of the proposals.

Proposal 1

Election of Class A Common Stock Directors

     The Board has nominated seven people for election as directors by Class A Common Stock holders at the Annual Meeting. Each of the nominees currently is a director of the Company and was elected at the 1999 Annual Meeting. If the Class A Common Stock shareholders re-elect them, they will hold office until the next Annual Meeting, or until their successors have been elected and qualified.

     The nominees are: J. William Andersen, Robert G. Bohn, Gen. Frederick M. Franks, Jr., Michael W. Grebe, Kathleen J. Hempel, Stephen P. Mosling and J. Peter Mosling, Jr. Their biographical information is set forth on pages 3 and 4 of this Proxy Statement.

     The Board of Directors recommends a vote FOR the nominees for director listed above.

Election of Common Stock Directors

     The Board has nominated two people for election as directors by Common Stock holders at the Annual Meeting. Each of the nominees currently is a director of the Company and was elected at the 1999 Annual Meeting. If the Common Stock shareholders re-elect them, they will hold office until the next Annual Meeting, or until their successors have been elected and qualified.

     The nominees are: Daniel T. Carroll and Richard G. Sim. Their biographical information is set forth on pages 3 and 4 of this Proxy Statement.

     The Board of Directors recommends a vote FOR the nominees for director listed above.

Proposal 2

Approval of an Amendment to the Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 18,000,000 to 60,000,000.

     Currently,  the  authorized  capital  stock of the  Company is as  follows:
2,000,000 shares of preferred stock; 1,000,000 shares of Class A Common Stock; and 18,000,000 shares of Common Stock. Neither the preferred stock nor the Class A Common Stock are subjects of this proposal. Only the Common Stock is the subject of this proposal.

     As of November 30, 1999, 16,201,173 shares of Common Stock were issued and outstanding. In addition, as of November 30, 1999, 1,286,630 shares of Common Stock have been reserved for issuance pursuant to the 1990 Incentive Stock Plan, as amended, under which options to purchase 1,074,555 shares of Common Stock were outstanding at November 30, 1999. Also, 425,982 shares of Common Stock have been reserved in the event of the conversion of all issued and outstanding shares of Class A Common Stock. As a result, there now are only 86,215 authorized shares of Common Stock that are not reserved and that may be issued for any future business purposes by the Company.

     The Board of Directors has approved for submission to shareholders, and recommends that the shareholders approve, an amendment to our Restated Articles of Incorporation that will increase the total number of authorized shares of Common Stock from 18,000,000 to 60,000,000. The purpose of this increase is to provide a larger number of additional shares available for general corporate purposes. Uses for these additional shares in the future might include any one or more of the following: stock splits and stock dividends; stock-based acquisitions; raising additional equity capital; stock issued in connection with employee incentives; and other corporate uses.

     There are no current plans to issue any shares of Common Stock from this proposed increase. However, by approving this increase now, in advance of any specific need, we believe that the Company will be able to act in a timely manner when such a need does arise, without the delay and expense that would be required at that time in obtaining shareholder approval of such an increase at a special meeting.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. Existing shareholders do not have any preemptive rights to purchase any shares of Common Stock and will not have any such rights in the future. The additional shares, when authorized, may be issued by the Board of Directors at any time without further shareholder approval unless required by the Wisconsin Business Corporation Law or NASDAQ National Market rules.

     The Board of Directors does not intend to issue any shares of Common Stock except for purposes, and on terms that the Board believes to be in the best interests of the shareholders and the Company. Depending on the purpose and terms of issuance at the time, any future issuance of shares of Common Stock might or might not have a dilutive effect on the shareholders of the Company at that time.

     Our Restated Articles of Incorporation contain provisions that only apply at such time as all Class A Common Stock has been converted into Common Stock. Therefore, the Board of Directors has approved amendments to both paragraphs of our Restated Articles that relate to the number of authorized shares.

     The proposed amendment would amend and restate Paragraphs A and AA of Article Third of the Company's Restated Articles of Incorporation to read as follows (proposed additions are indicated by underlining, and proposed deletions are indicated by overstriking):

          A. STOCK

               The total number of shares of stock which the corporation shall have the authority to issue is [twenty-one million (21,000,000)] *sixty-three million (63,000,000)* shares itemized by classes as follows:

               1. [Nineteen million (19,000,000)] *Sixty-one million (61,000,000)* shares of common stock, one cent ($.01) par value, divided into the following classes: (a) one million (1,000,000) shares of Class A Common Stock (the "Class A Common Stock"); and (b) [eighteen million (18,000,000)] *sixty million (60,000,000)* shares of Common Stock (the "Common Stock").

               2. Two million (2,000,000) shares of preferred stock, one cent ($.01) par value (the "Preferred Stock").

          AA. STOCK

               The total number of shares of stock which the corporation shall have the authority to issue is [twenty-one million (21,000,000)] *sixty-three million (63,000,000)* shares itemized by classes as follows:

               1. [Nineteen million (19,000,000)] *Sixty-one million (61,000,000)* shares of common stock, one cent ($.01) par value, divided into the following classes: (a) one million (1,000,000) shares of Class A Common Stock (the "Class A Common Stock"); and (b) [eighteen million (18,000,000)] * sixty million (60,000,000)* shares of Common Stock (the "Common Stock") (the Class A Common Stock and the Common Stock are hereinafter collectively referred to as the "Common Shares").

               2. Two million (2,000,000) shares of preferred stock, one cent ($.01) par value (the "Preferred Stock").

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1976, including during fiscal 1999. The independent auditors for the Company for fiscal 2000 will be approved formally in May 2000.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

OTHER MATTERS

     At the Annual Meeting, shareholders will approve the minutes for the 1999 Annual Meeting. This action will not constitute approval or disapproval of any of the matters referred to in the minutes.

     Management knows of no matters other than those stated which are likely to be brought before the Annual Meeting. However, in the event that any other matter properly shall come before the meeting, it is the intention of the persons named in the forms of proxy to vote the shares represented by each such proxy in accordance with their judgment on such matters.

     All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") for presentation at the 2001 Annual Meeting must be received at the offices of the Company, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, by August 31, 2000 for inclusion in the Company's 2001 proxy statement. If the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to November 14, 2000, then the notice will be considered untimely and the persons named in proxies solicited by the Board of Directors for the 2001 Annual Meeting may exercise discretionary voting power with respect to such proposal.

COST OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. In addition, the Company has retained Georgeson Shareholder Communications, Inc., to assist in the solicitation of proxies for a fee of $8,000 and reimbursement of expenses. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock for the Company.

                                    By order of the Board of Directors,

                                    TIMOTHY M. DEMPSEY, Secretary
                                    OSHKOSH TRUCK CORPORATION

                                            PROXY
CLASS A COMMON STOCK
                            OSHKOSH TRUCK CORPORATION
               Revocable Proxy for Annual Meeting of Shareholders
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I hereby appoint Robert G. Bohn and Timothy M. Dempsey, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Class A Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the "Company") to be held at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Monday, January 31, 2000, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2, THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION THAT WILL INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 18,000,000 TO 60,000,000.





                                                  PLEASE MARK, SIGN AND DATE BELOW
                                     * DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED *




                                            OSHKOSH TRUCK CORPORATION 2000 ANNUAL MEETING
                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

1.ELECTION OF CLASS A  1-J. William Andersen  2-Robert G. Bohn             |_| FOR all nominees listed to  |_| WITHHOLD AUTHORITY
  DIRECTORS:           3-General Frederick M. Franks, Jr.(Ret. U.S. Army)      the left (except as             to vote for all
                       4-Michael W. Grebe     5-Kathleen J. Hempel             specified below).               nominees listed to
                       6-Stephen P. Mosling   7-J. Peter Mosling, Jr.                                          the left.
                                                                           ---------------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, ->
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                           ---------------------------------------------------------
2. Proposal to approve an amendment to the Restated Articles of
Incorporation of the Company.                                              |_|   FOR         |_|   AGAINST     |_|   ABSTAIN


3. In their  discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Check appropriate box
Indicate changes below                                                     NO. OF SHARES
Address Change?            |_| Name Change?   |_| Date_________________
                                                                           ---------------------------------------------------------



                                                                           ---------------------------------------------------------

                                                                           Signature(s) in Box
                                                                           I hereby acknowledge receipt of the Notice of said Annual
                                                                           Meeting and  the accompanying Proxy Statement  and Annual
                                                                           Report.
                                                                           Note: Please sign name exactly as it appears hereon. When
                                                                           signed as attorney, executor, trustee or guardian, please
                                                                           add title. For joint accounts, each owner should sign.


                                      PROXY
COMMON STOCK
                            OSHKOSH TRUCK CORPORATION
               Revocable Proxy for Annual Meeting of Shareholders
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     I hereby appoint Robert G. Bohn and Timothy M. Dempsey, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the "Company") to be held at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Monday, January 31, 2000, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2, THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION THAT WILL INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 18,000,000 TO 60,000,000.






                                                  PLEASE MARK, SIGN AND DATE BELOW
                                     * DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED *




                                            OSHKOSH TRUCK CORPORATION 2000 ANNUAL MEETING
                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

1.ELECTION OF DIRECTORS   1 - Daniel T. Carroll    2 - Richard G. Sim      |_| FOR all nominees      |_| WITHHOLD
                                                                               listed to the left        AUTHORITY to vote
                                                                               (except as specified      for all nominees listed
                                                                               below).                   to the left.


                                                                           ---------------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, ->
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                           ---------------------------------------------------------

2. Proposal to approve an amendment to the Restated Articles of
Incorporation of the Company.                                              |_|   FOR         |_|   AGAINST     |_|   ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Check appropriate box
Indicate changes below                                                     NO. OF SHARES
Address Change?            |_| Name Change?   |_| Date_________________
                                                                           ---------------------------------------------------------



                                                                           ---------------------------------------------------------

                                                                           Signature(s) in Box
                                                                           I hereby acknowledge receipt of the Notice of said Annual
                                                                           Meeting and  the accompanying Proxy Statement  and Annual
                                                                           Report.
                                                                           Note: Please sign name exactly as it appears hereon. When
                                                                           signed as attorney, executor, trustee or guardian, please
                                                                           add title. For joint accounts, each owner should sign.

                                      PROXY
COMMON STOCK
                            OSHKOSH TRUCK CORPORATION
               Revocable Proxy for Annual Meeting of Shareholders
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     I hereby appoint Robert G. Bohn and Timothy M. Dempsey, and each of them, each with full power to act without the other, and each with full power of substitution, as my proxy to vote all shares of Common Stock I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Truck Corporation (the "Company") to be held at the Experimental Aircraft Association Museum, 3000 Poberezny Road, Oshkosh, Wisconsin, at 10:00 a.m. on Monday, January 31, 2000, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2, THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION THAT WILL INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 18,000,000 TO 60,000,000.








                                                  PLEASE MARK, SIGN AND DATE BELOW
                                     * DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED *



                                                                ESPP
                                            OSHKOSH TRUCK CORPORATION 2000 ANNUAL MEETING
                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

1.ELECTION OF DIRECTORS   1 - Daniel T. Carroll    2 - Richard G. Sim      |_| FOR all nominees      |_| WITHHOLD
                                                                               listed to the left        AUTHORITY to vote
                                                                               (except as specified      for all nominees listed
                                                                               below).                   to the left.


                                                                           ---------------------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominee, ->
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                           ---------------------------------------------------------

2. Proposal to approve an amendment to the Restated Articles of
Incorporation of the Company.                                              |_|   FOR         |_|   AGAINST     |_|   ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Check appropriate box
Indicate changes below                                                     NO. OF SHARES
Address Change?            |_| Name Change?   |_| Date_________________
                                                                           ---------------------------------------------------------



                                                                           ---------------------------------------------------------

                                                                           Signature(s) in Box
                                                                           I hereby acknowledge receipt of the Notice of said Annual
                                                                           Meeting and  the accompanying Proxy Statement  and Annual
                                                                           Report.
                                                                           Note: Please sign name exactly as it appears hereon. When
                                                                           signed as attorney, executor, trustee or guardian, please
                                                                           add title. For joint accounts, each owner should sign.